                                                                    Exhibit 99.3


                       AMENDMENT NO. 1 TO THE AGREEMENT



                                           February 5, 1998



          The parties hereto agree, by way of amendment to the Sale and Purchase Agreement signed today, that one third of the purchase price for the shares of Achere, attributable to the undersigned, Jean-Michel Gandreuil, acting both in his own capacity and in his capacity as gerant of the societe civile D.J.C.M. (i.e., an amount equivalent to FRF 2,067,965.50, to be considered as a partial set off against the total purchase price received by Jean-Michel Gandreuil on the date hereof pursuant to the Sale and Purchase Agreement) will be paid by Jean-Michel Gandreuil or a nominee no later than the close of business on February 6, 1998, to purchase the monetary value equivalent in Friede Goldman International, Inc. common stock (the "Stock"); it being specified that the value of the Stock shall be the quoted value for the Stock as at the close of trading on February 4, 1998.

          To the extent permitted by law, it is further agreed that the undersigned Jean-Michel Gandreuil, shall not sell, transfer or otherwise dispose of the Stock so purchased for a period of one year as from the date on which such purchase is perfected; provided, however, that as from the expiry of such one-year period, Jean-Michel Gandreuil shall only dispose of the Stock, including any additional Friede Goldman International stock which he may acquire subsequent to the purchase of the Stock, in accordance with all internal and other applicable regulatory terms and conditions relating to Stock held by employees and relatives of Friede Goldman International, Inc. Jean-Michel Gandreuil also understands and agrees that the Stock has not been registered with the United States Securities and Exchange Commission and, therefore, may not be sold or transferred except in a transaction exempt from registration (e.g., pursuant to Rule 144) and that the certificates representing the Stock will bear a legend to such effect. For purposes of this Agreement, the term "Friede Goldman International, Inc." shall include all of its affiliated entities

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and all other direct and indirect minority interests held by Friede Goldman
International Inc.


          Done in Carquefou, France on February 5, 1998 in eight originals.



THE VENDORS                      FRIEDE GOLDMAN FRANCE



  /s/ Jean-Francois Queru        By:   /s/ J.L. Holloway
------------------------------      ------------------------------
  Jean-Francois Queru                 J. L. Holloway
     (Guarantor)


  /s/ Jean-Francois Queru        FRIEDE GOLDMAN INTERNATIONAL
------------------------------   INC.
Regine Queru
By:  Jean-Francois Queru         By:   /s/ J.L. Holloway
                                    ------------------------------
                                      J. L. Holloway
  /s/ Jean-Francois Queru
------------------------------
Mr. Arnaud Queru
By:  Jean-Francois Queru


  /s/ Jean-Francois Queru
------------------------------
Ms. Helene Queru
By:  Jean-Francois Queru


  /s/ Jean-Francois Queru
------------------------------
SC MGLV
By:  Jean-Francois Queru
Gerant


  /s/ Jean-Michel Gandreuil
------------------------------
Jean-Michel Gandreuil
(Guarantor)


  /s/ Jean-Michel Gandreuil
------------------------------
Mrs. Dominique Gandreuil
By:  Mr. Jean-Michel Gandreuil